 Exhibit 21.1

SYNIVERSE HOLDINGS, INC.
SUBSIDIARIES OF REGISTRANT
AS OF DECEMBER 31, 2013

Subsidiary Name	State or Other Jurisdiction of Incorporation
Syniverse Technologies, LLC	Delaware
Hosted Data Solutions, LLC	Delaware
Syniverse Technologies S.R.L. de C.V.	Mexico
Syniverse Technologies Korea Yuhan Hoesa LLC	South Korea
Syniverse Technologies S.R.L.	Argentina
Syniverse Technologies Prestacao de Servicos Ltda.	Brazil
Syniverse Technologies K.K.	Japan
Syniverse Technologies B.V.	Netherlands
Syniverse Holdings Limited	United Kingdom
Syniverse Technologies Holdings, LLC	Delaware
Syniverse Technologies Limited	United Kingdom
Syniverse Technologies (India) Private Limited	India
Syniverse Technologies (Clearing Solutions-Asia Pacific) Limited	Bermuda
Highwoods Corporation	Delaware
Syniverse Technologies Limited Luxembourg S.a.r.l.	Luxembourg
Syniverse Technologies (Financial Clearing) Limited	United Kingdom
Syniverse Technologies GmbH	Germany
Syniverse Technologies Network Solutions (Singapore) Pte. Ltd.	Singapore
PT Syniverse Technologies Indonesia	Indonesia
Syniverse Technologies (Singapore) Pte. Ltd.	Singapore
Syniverse Technologies (Malaysia) Sdn. Bhd.	Malaysia
Syniverse Technologies (Australia) Pty Ltd	Australia
Syniverse Technologies Network Solutions Asia Pacific Limited	Hong Kong
Syniverse Technologies (China) Limited	Hong Kong
Syniverse Technologies Asia Pacific Limited	Hong Kong
Syniverse Technologies (Beijing) Limited	PRC
Syniverse Technologies Services (India) Private Limited	India
Syniverse Holdings (Mauritius)	Mauritius
The Rapid Roaming Company	Florida
Syniverse ICX Corporation	Delaware
Syniverse Technologies Luxembourg Holdings S.a.r.l.	Luxembourg
Syniverse Asia Finance Holdings S.a.r.l.	Luxembourg
Syniverse Asia Finance S.a.r.l.	Luxembourg
Syniverse Europe Finance Holdings S.a.r.l.	Luxembourg
Syniverse Europe Finance S.a.r.l.	Luxembourg
Brience Taiwan Ltd.	Taiwan
Syniverse Technologies IOB (Australia) Pty Ltd	Australia
Syniverse Technologies S.R.L.	Costa Rica
Syniverse Turnkey Solutions Holdings Pte. Ltd.	Singapore

SYNIVERSE HOLDINGS, INC.
Telecom Connect Enterprise (India) Private Ltd.	India
Telecom Solutions (India) Private Ltd.	India
Syniverse Technologies Services and Solutions (India) Private Ltd.	India
Syniverse Holdings U.K. Limited	United Kingdom
Syniverse Magellan LLC	Delaware
Syniverse Luxembourg ScS	Luxembourg
Syniverse Luxembourg Holdings 1 S.A.R.L.	Luxembourg
Syniverse Luxembourg Holdings 2 S.A.R.L.	Luxembourg
Syniverse Luxembourg Holdings 3 S.A.R.L.	Luxembourg
Syniverse Technologies Americas, Inc.	Delaware
CB Holdings, Inc.	Delaware
CB Holdings Ventures, Inc.	Delaware
Cibernet Corporation, Inc.	Delaware
Cibernet Ltd.	United Kingdom
Trans Cibernet Cyprus Ltd.	Cyprus
MACH Mobile Solution Private Ltd.	India
WP Roaming III S.A.R.L.	Luxembourg
WP Roaming I S.A.R.L.	Luxembourg
Advent Syniverse Technologies S.A.R.L.	Luxembourg
WP Merger S.A.R.L.	Luxembourg
WP Roaming V S.A.R.L.	Luxembourg
Syniverse Technologies Messaging GmbH	Germany
Syniverse Technologies Payment Services Ltd.	United Kingdom
Syniverse Technologies Messaging ApS	Denmark
Syniverse Technologies Payment Services ApS	Denmark
Terraplay Systems AB	Sweden
Terraplay AB	Sweden
Future Entertainment E.S. AB	Sweden
Syniverse Technologies S.A.R.L.	Luxembourg
Interfact S.A.R.L.	Luxembourg
MACH Poland Sp ZOO	Poland
MACH Mexico S de RL de CV	Mexico
MACH Americas Ltd	Brazil
Link2One	Spain
MACH Teledata Systems Private Ltd.	India
MACH India Private Ltd.	India
International Telecom Ltd.	Mauritius
Wholesale Clearing Solutions Ltd.	United Kingdom
Syniverse Technologies Germany GmbH	Germany
Syniverse Technologies Solutions GmbH	Germany
WP Roaming Denmark ApS	Denmark
Syniverse Denmark ApS	Denmark
Syniverse Technologies APS	Denmark
Syniverse Technologies Solutions Ltd.	United Kingdom

SYNIVERSE HOLDINGS, INC.
Syniverse Technologies Mobile Solutions (Singapore) Pte. Ltd.	Singapore
MACH FZ LLC	United Arab Emirates
MACH Middle East FZ LLC	United Arab Emirates